Exhibit 99.1

Global Payments Reports Third Quarter 2022 Results

October 31, 2022

Delivers Record Results for Third Quarter
Reaffirms Constant Currency Outlook (Excluding Dispositions)
Receives HSR Clearance for EVO Payments Acquisition and Netspend Consumer Divestiture

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ended September 30, 2022.

"We delivered record results in the third quarter consistent with our raised cycle guidance (on a constant currency basis and excluding dispositions), highlighting the resiliency of our business model and our ongoing track record of execution across market cycles,” said Jeff Sloan, Chief Executive Officer. "Importantly, our Merchant business delivered strong 11% adjusted net revenue growth (ex Russia) and our Issuer business delivered 6% adjusted net revenue growth, each on a foreign exchange neutral basis relative to the prior year period. Our core Issuer business continued to accelerate sequentially versus Q2 2022.

“We achieved these results while making substantial progress on our strategic and financing initiatives during the period. We received Hart-Scott-Rodino clearance in the United States for our acquisition of EVO Payments and divestiture of Netspend’s consumer business, and we have now made regulatory filings in all jurisdictions, foreign and domestic, contemplated by the transactions.”

Sloan continued, “We took steps to finance the EVO transaction with a $2.5 billion debt capital raise in August at attractive rates, and we completed a successful long-term extension and enhancement of our revolving credit facility. We also closed on our $1.5 billion strategic investment with Silver Lake and associated transactions."

Sloan concluded, “These transactions will serve to accelerate our strategy and provide us with enhanced confidence in our growth and margin targets over the cycle. Upon closing, Merchant Solutions will represent approximately 75% of our adjusted net revenue with Issuer Solutions, including B2B,

Exhibit 99.1
comprising roughly 25%. We have multiple levers in each segment to continue to gain share over the cycle and a simpler model more geared toward our core customers with enhanced growth and margin prospects.”

Third Quarter 2022 Summary
•GAAP revenues were $2.29 billion, compared to $2.20 billion in the third quarter of 2021; diluted earnings per share were $1.05 compared to $1.01 in the prior year; and operating margin was 16.9% compared to 18.2% in the prior year.
•Adjusted net revenues increased 3% (6% constant currency) to $2.06 billion, compared to $2.00 billion in the third quarter of 2021; excluding the impact of exiting Russia and the Netspend consumer assets, classified as held for sale, adjusted net revenue increased 9% on a constant currency basis.
•Adjusted earnings per share increased 14% (18% constant currency) to $2.48, compared to $2.18 in the third quarter of 2021.
•Adjusted operating margin expanded 240 basis points to 45.2%.

2022 Outlook
“We are pleased with our strong financial performance in the third quarter, which was consistent with our expectations despite ongoing macro headwinds,” said Josh Whipple, Senior Executive Vice President and Chief Financial Officer. “On a constant currency basis, we achieved high-single-digit adjusted net revenue growth excluding the impact of exiting Russia and the Netspend consumer assets, expanded adjusted operating margins meaningfully and delivered high-teens adjusted earnings per share growth driven by consistent execution of our technology-enabled strategy.

“For 2022, we continue to expect constant currency adjusted net revenue growth of 10% to 11% over 2021, excluding dispositions. Further, we continue to expect adjusted earnings per share on a constant currency basis to be in a range of $9.53 to $9.75, reflecting growth of 17% to 20% over 2021. We also now expect adjusted operating margin expansion of up to 170 basis points, an increase from our prior outlook of up to 150 basis points.

“Our 2022 outlook presumes continuing recovery from the pandemic worldwide and a stable global macroeconomic environment throughout the remainder of this calendar year.

Whipple concluded, “We continue to expect the acquisition of EVO and the disposition of Netspend’s consumer business to close in the first quarter of 2023, subject to receipt of regulatory approvals and satisfaction of customary closing conditions."

Exhibit 99.1
Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable December 30, 2022 to shareholders of record as of December 16, 2022. Our Board of Directors has also reauthorized up to $1.5 billion of share repurchase capacity.

Conference Call
Global Payments’ management will host a live audio webcast today, October 31, 2022, at 8:00 a.m. EDT to discuss financial results and business highlights.The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in 2021.

Global Payments also has provided supplemental non-GAAP information to reflect the pending divestiture of the consumer portion of the Consumer Solutions segment. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 25,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning over 170

Exhibit 99.1
countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpayments.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks and uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2022; the effects of the COVID-19 pandemic and other global events and economic conditions on our business; statements about the strategic rationale and benefits of the proposed acquisition of EVO Payments, Inc. (“EVO”), including future financial and operating results, the combined company’s plans, objectives, expectation and intentions and the expected timing of completion of the proposed transaction; planned divestitures or strategic initiatives; our success and timing in developing and introducing new services; and future financial and operating results. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions, including the effects and duration of, and actions taken in response to, the COVID-19 pandemic and the evolving situation involving Ukraine and Russia; foreign currency exchange, inflation and rising interest rates; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; our ability to complete the proposed transaction with EVO on the proposed terms or on the proposed timeline, or at all, including risks and uncertainties related to securing the necessary regulatory approvals and the satisfaction of other closing conditions; the occurrence of any event, change or other circumstance that could give rise

Exhibit 99.1
to the termination of the definitive merger agreement relating to the transaction with EVO; effects relating to the announcement of the proposed transaction with EVO, including on the market price of our common stock and our relationships with customers, employees and suppliers; the risk of potential stockholder litigation associated with the proposed transaction with EVO; the effect of a security breach or operational failure on our business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, such as acts of terrorism, and other factors included in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change

Revenues	$2,285,371	$2,202,337	3.8%	$6,722,531	$6,329,781	6.2%

Operating expenses:
Cost of service	931,249	944,172	(1.4)%	2,850,706	2,805,728	1.6%
Selling, general and administrative	918,757	858,082	7.1%	2,605,085	2,486,153	4.8%
Impairment of goodwill	—	—	—	833,075	—	nm
Loss on business dispositions	48,933	—	nm	201,144	—	nm
	1,898,939	1,802,254		6,490,010	5,291,881

Operating income	386,432	400,083	(3.4)%	232,521	1,037,900	(77.6)%

Interest and other income	20,393	6,320	222.7%	25,060	16,009	56.5%
Interest and other expense	(135,184)	(82,187)	64.5%	(327,655)	(245,884)	33.3%
	(114,791)	(75,867)		(302,595)	(229,875)

Income (loss) before income taxes and equity in income of equity method investments	271,641	324,216	(16.2)%	(70,074)	808,025	(108.7)%
Income tax expense	14,255	50,117	(71.6)%	119,250	131,600	(9.4)%
Income (loss) before equity in income of equity method investments	257,386	274,099	(6.1)%	(189,324)	676,425	(128.0)%
Equity in income of equity method investments, net of tax	42,780	31,364	36.4%	74,074	94,261	(21.4)%
Net income (loss)	300,166	305,463	(1.7)%	(115,250)	770,686	(115.0)%
Net income attributable to noncontrolling interests, net of tax	(9,712)	(8,727)	11.3%	(22,563)	(13,679)	64.9%
Net income (loss) attributable to Global Payments	$290,454	$296,736	(2.1)%	$(137,813)	$757,007	(118.2)%

Earnings (loss) per share attributable to Global Payments:
Basic earnings (loss) per share	$1.06	$1.02	3.9%	$(0.49)	$2.57	(119.1)%
Diluted earnings (loss) per share	$1.05	$1.01	4.0%	$(0.49)	$2.56	(119.1)%

Weighted-average number of shares outstanding:
Basic	275,030	291,502		278,411	294,262
Diluted	275,435	292,507		278,411	295,421

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change

Adjusted net revenue	$2,058,237	$2,000,327	2.9%	$6,069,342	$5,753,082	5.5%

Adjusted operating income	930,619	855,573	8.8%	2,635,442	2,400,876	9.8%

Adjusted net income attributable to Global Payments	683,632	637,328	7.3%	1,926,248	1,781,696	8.1%

Adjusted diluted earnings per share attributable to Global Payments	$2.48	$2.18	13.9%	$6.91	$6.03	14.6%

Supplemental Non-GAAP ⁽¹⁾

Adjusted net revenue⁽¹⁾	$1,927,215	$1,829,579	5.3%	$5,629,117	$5,183,707	8.6%

Adjusted operating income⁽¹⁾	$876,625	$812,112	7.9%	$2,505,920	$2,234,923	5.3%

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(1)The supplemental non-GAAP information reflects the pending divestiture of our consumer business.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	September 30, 2022		September 30, 2021		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,596,326	$1,450,023	$1,495,898	$1,357,617	6.7%	6.8%
Issuer Solutions	566,039	489,149	545,486	481,075	3.8%	1.7%
Consumer Solutions	147,337	142,599	183,591	183,593	(19.7)%	(22.3)%
Intersegment Elimination	(24,331)	(23,534)	(22,638)	(21,958)	(7.5)%	(7.2)%
	$2,285,371	$2,058,237	$2,202,337	2,000,327	3.8%	2.9%

Operating income (loss):
Merchant Solutions	$550,684	$724,392	$488,407	$669,462	12.8%	8.2%
Issuer Solutions	97,548	226,842	85,717	208,094	13.8%	9.0%
Consumer Solutions	23,175	53,994	27,208	43,461	(14.8)%	24.2%
Corporate	(236,042)	(74,609)	(201,249)	(65,443)	(17.3)%	(14.0)%
Loss on business dispositions	(48,933)	—	—	—	nm	nm
	$386,432	$930,619	$400,083	$855,573	(3.4)%	8.8%

	Nine Months Ended
	September 30, 2022		September 30, 2021		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$4,651,061	$4,221,149	$4,190,524	$3,796,146	11.0%	11.2%
Issuer Solutions	1,663,008	1,441,763	1,596,104	1,411,345	4.2%	2.2%
Consumer Solutions	478,082	473,344	608,645	608,599	(21.5)%	(22.2)%
Intersegment Elimination	(69,620)	(66,913)	(65,492)	(63,006)	(6.3)%	(6.2)%
	$6,722,531	$6,069,342	$6,329,781	$5,753,082	6.2%	5.5%

Operating income (loss):
Merchant Solutions	$1,530,573	$2,076,288	$1,265,689	$1,826,260	20.9%	13.7%
Issuer Solutions	244,190	640,061	245,588	613,428	(0.6)%	4.3%
Consumer Solutions	67,735	129,522	114,804	165,952	(41.0)%	(22.0)%
Corporate	(575,758)	(210,428)	(588,181)	(204,764)	2.1%	(2.8)%
Impairment of goodwill	(833,075)	—	—	—	nm	nm
Loss on business dispositions	(201,144)	—	—	—	nm	nm
	$232,521	$2,635,442	$1,037,900	$2,400,876	(77.6)%	9.8%
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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

During the third quarter of 2022, as a result of the pending divestiture of our consumer business and changes in how the business is now managed, we have realigned the businesses previously comprising our Business and Consumer Solutions segment to include the business-to-business portion within our Issuer Solutions segment and the consumer portion within our Consumer Solutions segment. Our three reportable segments now are: Merchant Solutions, Issuer Solutions and Consumer Solutions. The presentation of segment information for the three and nine months ended September 30, 2021 has been recast to align with the segment presentation for the three and nine months ended September 30, 2022.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	September 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$1,993,840	$1,979,308
Accounts receivable, net	998,231	946,247
Settlement processing assets	1,740,844	1,143,539
Current assets held for sale	93,740	4,779
Prepaid expenses and other current assets	626,697	637,112
Total current assets	5,453,352	4,710,985
Goodwill	23,421,031	24,813,274
Other intangible assets, net	9,907,884	11,633,709
Property and equipment, net	1,759,235	1,687,586
Deferred income taxes	25,657	12,117
Noncurrent assets held for sale	1,038,806	—
Other noncurrent assets	2,332,784	2,422,042
Total assets	$43,938,749	$45,279,713

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$440,950	$484,202
Current portion of long-term debt	1,157,811	78,505
Accounts payable and accrued liabilities	2,207,551	2,542,256
Settlement processing obligations	1,795,140	1,358,051
Current liabilities held for sale	75,233	—
Total current liabilities	5,676,685	4,463,014
Long-term debt	12,289,826	11,414,809
Deferred income taxes	2,439,657	2,793,427
Noncurrent liabilities held for sale	4,494	—
Other noncurrent liabilities	655,132	739,046
Total liabilities	21,065,794	19,410,296
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at September 30, 2022 and December 31, 2021; 270,307,707 issued and outstanding at September 30, 2022 and 284,750,452 issued and outstanding at December 31, 2021	—	—
Paid-in capital	20,717,133	22,880,261
Retained earnings	2,547,947	2,982,122
Accumulated other comprehensive loss	(604,501)	(234,182)
Total Global Payments shareholders’ equity	22,660,579	25,628,201
Noncontrolling interests	212,376	241,216
Total equity	22,872,955	25,869,417
Total liabilities and equity	$43,938,749	$45,279,713

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended
	September 30, 2022	September 30, 2021

Cash flows from operating activities:
Net (loss) income	$(115,250)	$770,686
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	299,348	292,230
Amortization of acquired intangibles	962,413	973,948
Amortization of capitalized contract costs	81,052	68,112
Share-based compensation expense	122,465	146,097
Provision for operating losses and credit losses	87,071	73,286
Noncash lease expense	63,211	80,371
Deferred income taxes	(281,376)	(136,004)
Equity in income of equity method investments, net of tax	(74,074)	(94,261)
Facilities exit charges	27,662	—
Distribution received on investments	8,212	26,757
Impairment of goodwill	833,075	—
Loss on business dispositions	201,144	—
Other, net	(3,273)	(6,790)
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(107,908)	(123,370)
Settlement processing assets and obligations, net	(117,989)	28,242
Prepaid expenses and other assets	(224,529)	(185,973)
Accounts payable and other liabilities	(226,746)	114,279
Net cash provided by operating activities	1,534,508	2,027,610
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash acquired	(24,969)	(946,377)
Capital expenditures	(463,357)	(350,745)
Effect on cash from sale of business	(29,755)	—
Proceeds from sale of investments	31,046	—
Other, net	101	1,248
Net cash used in investing activities	(486,934)	(1,295,874)
Cash flows from financing activities:
Net (repayments of) borrowings from settlement lines of credit	(2,770)	244,858
Proceeds from long-term debt	9,124,449	3,909,988
Repayments of long-term debt	(7,193,661)	(2,434,805)
Payments of debt issuance costs	(44,360)	(8,569)
Repurchases of common stock	(2,139,731)	(1,833,689)
Proceeds from stock issued under share-based compensation plans	33,776	38,570
Common stock repurchased - share-based compensation plans	(38,366)	(84,659)
Distributions to noncontrolling interests	(17,729)	—
Contribution from a noncontrolling interest	—	46,320
Payment of contingent consideration in business combination	(15,726)	—
Purchase of capped calls related to issuance of convertible notes	(302,375)	—
Dividends paid	(208,082)	(188,203)
Net cash used in financing activities	(804,575)	(310,189)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(208,529)	(42,704)
Increase in cash, cash equivalents and restricted cash	34,470	378,843
Cash, cash equivalents and restricted cash, beginning of the period	2,123,023	2,089,771
Cash, cash equivalents and restricted cash, end of the period	$2,157,493	$2,468,614

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended September 30, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,285,371	$(227,134)	$—	$—	$2,058,237

Operating income	$386,432	$(3,868)	$548,055	$—	$930,619

Net income attributable to Global Payments	$290,454	$(3,868)	$537,591	$(140,545)	$683,632

Diluted earnings per share attributable to Global Payments	$1.05				$2.48

Diluted weighted average shares outstanding	275,435				275,435

	Three Months Ended September 30, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,202,337	$(202,010)	$—	$—	$2,000,327

Operating income	$400,083	$966	$454,524	$—	$855,573

Net income attributable to Global Payments	$296,736	$966	$439,616	$(99,990)	$637,328

Diluted earnings per share attributable to Global Payments	$1.01				$2.18

Diluted weighted average shares outstanding	292,507				292,507

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2022 and 2021, net revenue adjustments also included $0.9 million and $1.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended September 30, 2022 also included a $4.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which is classified as assets held for sale on our balance sheet, as noted in footnote 2 below.

(2)For the three months ended September 30, 2022, earnings adjustments to operating income included $307.0 million in cost of services (COS) and $192.1 million in selling, general and administrative expenses (SG&A). Adjustments to COS included amortization of acquired intangibles of $306.0 million and other items of $1.0 million. Adjustments to SG&A included share-based compensation expense of $37.1 million, acquisition, integration and separation expenses of $106.8 million, facilities exit charges of $31.7 million, and other items of $16.5 million.

Acquisition, integration and separation expenses for the three months ended September 30, 2022 included $34.1 million related to the pending divestiture of our consumer business, which is classified as assets held for sale on our balance sheet. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended September 30, 2022, earnings adjustments to operating income also included the $48.9 million loss on business dispositions.

For the three months ended September 30, 2021, earnings adjustments to operating income included $317.8 million in COS and $136.7 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $319.9 million and other items of $(2.1) million. Adjustments to SG&A included share-based compensation expense of $65.6 million, acquisition and integration expenses of $71.6 million and other items of $(0.5) million. Net income attributable to Global Payments also reflects the removal of $14.5 million of equity method investment earnings from our interest in a private equity investment fund.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Nine Months Ended September 30, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$6,722,531	$(653,189)	$—	$—	$6,069,342

Operating income	$232,521	$1,520	$2,401,402	$—	$2,635,442

Net income (loss) attributable to Global Payments	$(137,813)	$1,520	$2,393,227	$(330,686)	$1,926,248

Diluted earnings (loss) per share attributable to Global Payments	$(0.49)				$6.91

Diluted weighted average shares outstanding (4)	278,411				278,816

	Nine Months Ended September 30, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$6,329,781	$(576,699)	$—	$—	$5,753,082

Operating income	$1,037,900	$3,992	$1,358,983	$—	$2,400,876

Net income attributable to Global Payments	$757,007	$3,992	$1,312,326	$(291,629)	$1,781,696

Diluted earnings per share attributable to Global Payments	$2.56				$6.03

Diluted weighted average shares outstanding	295,421				295,421
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For nine months ended September 30, 2022 and 2021, net revenue adjustments also included $6.3 million and $4.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the nine months ended September 30, 2022 also included a $4.7 million adjustment to exclude revenues that were associated with certain excluded expenses of consumer business, which is classified as assets held for sale on our balance sheet, as noted in footnote 2 below.

(2)For the nine months ended September 30, 2022, earnings adjustments to operating income included $964.1 million in COS and $403.1 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $962.4 million and other items of $1.7 million. Adjustments to SG&A included share-based compensation expense of $122.5 million, acquisition, integration and separation expenses of $219.6 million, facilities exit charges of $40.0 million, and other items of $21.0 million.

Acquisition, integration and separation expenses for the nine months ended September 30, 2022 included $34.1 million related to the pending divestiture of our consumer business, which is classified as assets held for sale on our balance sheet. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the nine months ended September 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge related to our former Business and Consumer Solutions segment, driven by the strategic review and pending divestiture of our consumer business, and the $201.1 million loss on business dispositions.

For the nine months ended September 30, 2021, earnings adjustments to operating income included $971.7 million in COS and $387.3 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $973.9 million and other items of $(2.2) million. Adjustments to SG&A included share-based compensation expense of $146.1 million, acquisition and integration expenses of $241.6 million and other items of $(0.4) million. Net income attributable to Global Payments also reflects the removal of $44.6 million of equity method investment earnings from our interest in a private equity investment fund.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

(4)Includes 404,593 dilutive shares for non-GAAP. All awards are antidilutive for GAAP due to reporting a net loss.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended September 30, 2022
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,596,326	$(146,303)	$—	$1,450,023	$—	$1,450,023
Issuer Solutions	566,039	(76,890)	—	489,149	—	489,149
Consumer Solutions	147,337	(4,738)	—	142,599	(142,599)	—
Intersegment Eliminations	(24,331)	797	—	(23,534)	11,577	(11,957)
	$2,285,371	$(227,134)	$—	$2,058,237	$(131,022)	$1,927,215

Operating income (loss):
Merchant Solutions	$550,684	$(67)	$173,775	$724,392	$—	$724,392
Issuer Solutions	97,548	937	128,357	226,842	—	226,842
Consumer Solutions	23,175	(4,738)	35,558	53,994	(53,994)	—
Corporate	(236,042)	—	161,433	(74,609)	—	(74,609)
Loss on business dispositions	(48,933)	—	48,933	—	—	—
	$386,432	$(3,868)	$548,055	$930,619	$(53,994)	$876,625

	Three Months Ended September 30, 2021
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,495,898	$(138,281)	$—	$1,357,617	$—	$1,357,617
Issuer Solutions	545,486	(64,411)	—	481,075	—	481,075
Consumer Solutions	183,591	2	—	183,593	(183,593)	—
Intersegment Eliminations	(22,638)	681	—	(21,958)	12,844	(9,114)
	$2,202,337	$(202,010)	$—	$2,000,327	$(170,749)	$1,829,579

Operating income:
Merchant Solutions	$488,407	$103	$180,952	$669,462	$—	$669,462
Issuer Solutions	85,717	862	121,514	208,094	—	208,094
Consumer Solutions	27,208	—	16,253	43,461	(43,461)	—
Corporate	(201,249)	—	135,805	(65,443)	—	(65,443)
	$400,083	$966	$454,524	$855,573	$(43,461)	$812,112
------------------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2022 and 2021, net revenue adjustments also included $0.9 million and $1.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended September 30, 2022 also included a $4.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which is classified as assets held for sale on our balance sheet, as noted in footnote 2 below.

(2)For the three months ended September 30, 2022, earnings adjustments to operating income included $307.0 million in COS and $192.1 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $306.0 million and other items of $1.0 million. Adjustments to SG&A included share-based compensation expense of $37.1 million, acquisition, integration and separation expenses of $106.8 million, facilities exit charges of $31.7 million, and other items of $16.5 million.

Acquisition, integration and separation expenses for the three months ended September 30, 2022 included $34.1 million related to the pending divestiture of our consumer business, which is classified as assets held for sale on our balance sheet. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended September 30, 2022, earnings adjustments to operating income also included the $48.9 million loss on business dispositions.

For the three months ended September 30, 2021, earnings adjustments to operating income included $317.8 million in COS and $136.7 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $319.9 million and other items of $(2.1) million. Adjustments to SG&A included share-based compensation expense of $65.6 million, acquisition and integration expenses of $71.6 million and other items of $(0.5) million.

(3)The supplemental non-GAAP information reflects the pending divestiture of our consumer business.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended September 30, 2022
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$4,651,061	$(429,912)	$—	$4,221,149	$—	$4,221,149
Issuer Solutions	1,663,008	(221,245)	—	1,441,763	—	1,441,763
Consumer Solutions	478,082	(4,738)	—	473,344	(473,344)	—
Intersegment Eliminations	(69,620)	2,707	—	(66,913)	33,118	(33,791)
	$6,722,531	$(653,189)	$—	$6,069,342	$(440,225)	$5,629,117

Operating income (loss):
Merchant Solutions	$1,530,573	$152	$545,563	$2,076,288	$—	$2,076,288
Issuer Solutions	244,190	6,106	389,765	640,061	—	640,061
Consumer Solutions	67,735	(4,738)	66,525	129,522	(129,522)	—
Corporate	(575,758)	—	365,330	(210,428)	—	(210,428)
Impairment of goodwill	(833,075)	—	833,075	—	—	—
Loss on business dispositions	(201,144)	—	201,144	—	—	—
	$232,521	$1,520	$2,401,402	$2,635,442	$(129,522)	$2,505,920

	Nine Months Ended September 30, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$4,190,524	$(394,379)	$—	$3,796,146	$—	$3,796,146
Issuer Solutions	1,596,104	(184,807)	—	1,411,345	—	1,411,345
Consumer Solutions	608,645	2	—	608,599	(608,599)	—
Intersegment Eliminations	(65,492)	2,485	—	(63,006)	39,222	(23,784)
	$6,329,781	$(576,699)	$—	$5,753,082	$(569,376)	$5,183,707

Operating income:
Merchant Solutions	$1,265,689	$530	$560,041	$1,826,260	$—	$1,826,261
Issuer Solutions	245,588	3,463	364,378	613,428	—	613,428
Consumer Solutions	114,804	—	51,147	165,952	(165,952)	—
Corporate	(588,181)	—	383,416	(204,764)	—	(204,764)
	$1,037,900	$3,992	$1,358,983	$2,400,876	$(165,952)	$2,234,923
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the nine months ended September 30, 2022 and 2021, net revenue adjustments also included $6.3 million and $4.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the nine months ended September 30, 2022 also included a $4.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which is classified as assets held for sale on our balance sheet, as noted in footnote 2 below.

(2)For the nine months ended September 30, 2022, earnings adjustments to operating income included $964.1 million in COS and $403.1 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $962.4 million and other items of $1.7 million. Adjustments to SG&A included share-based compensation expense of $122.5 million, acquisition, integration and separation expenses of $219.6 million, facilities exit charges of $40.0 million, and other items of $21.0 million.

Acquisition, integration and separation expenses for the nine months ended September 30, 2022 included $34.1 million related to the pending divestiture of our consumer business, which is classified as assets held for sale on our balance sheet. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the nine months ended September 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge related to our former Business and Consumer Solutions segment, driven by the strategic review and pending divestiture of our consumer business, and the $201.1 million loss on business dispositions.

For the nine months ended September 30, 2021, earnings adjustments to operating income included $971.7 million in COS and $387.3 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $973.9 million and other items of $(2.2) million. Adjustments to SG&A included share-based compensation expense of $146.1 million, acquisition and integration expenses of $241.6 million and other items of $(0.4) million.

(3)The supplemental non-GAAP information reflects the pending divestiture of our consumer business.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2021	2022 Outlook	Growth
Revenues:
GAAP revenues	$8,524	$9,025 to $9,085	6% to 7%
Adjustments(1)	(786)	(840) (840)
FX Impact		245 255
Constant currency (CC) adjusted net revenue before dispositions	7,738	8,430 to 8,500
Less: Sale of Merchant Russia business	(27)	(30) (30)
CC adjusted net revenue after sale of Merchant Russia business	7,711	8,400 to 8,470
Less: Consumer business	(331)	(315) (315)
CC adjusted net revenue after sale of Merchant Russia and consumer businesses	$7,380	$8,085 to $8,155	10% to 11%

Earnings Per Share:
GAAP diluted EPS	$3.29	$0.33 to $0.53	nm
Adjustments(2)	4.87	8.91 8.91
FX Impact		0.29 0.31
Constant currency adjusted EPS	$8.16	$9.53 to $9.75	17% to 20%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses, as well as adjustments to exclude revenues that were associated with certain excluded expenses of our consumer business which is classified as assets held for sale on our balance sheet.

(2)Adjustments to 2021 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.02, 2) acquisition related amortization expense of $3.39, 3) share-based compensation expense of $0.47, 4) acquisition and integration expense of $0.89, 5) facilities exit charges of $0.15, 6) other items of $(0.01), 7) equity method investment earnings from our interest in a private equity investment fund of $(0.16) and 8) discrete tax items of $0.12. Adjustments to 2021 GAAP diluted EPS included the effect on noncontrolling interests and income taxes, as applicable. Constant currency adjusted EPS outlook for 2022 excludes the effect of (i) certain incremental expenses related to contractual obligations for assets held for sale (as described above) and (ii) goodwill impairment charges and business dispositions.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.

Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and earnings per share determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies. Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition, integration and separation expense, goodwill impairment charges and gain or losses on business divestitures, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 to 9. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in 2021. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

The supplemental non-GAAP information reflects the pending divestiture of our consumer business. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.